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CUSIP No. 55269B10                                  13D


                                                                       EXHIBIT 1
                            JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Dated:   February  18, 2000


                              Consolidated Press International Holdings Limited



                              By:   /s/  John H. Cherry
                                 ------------------------------
                                  Name:  John H. Cherry
                                  Title: Director


                              C.P. International Investments Limited



                              By:   /s/  David Barnett
                                 ----------------------------
                                  Name:  David Barnett
                                  Title: Director



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